Exhibit 99.1

NEWS RELEASE October 19, 2022

Contacts: Dan Schlanger, CFO
Ben Lowe, SVP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

CROWN CASTLE REPORTS THIRD QUARTER 2022 RESULTS, PROVIDES OUTLOOK FOR FULL YEAR 2023 AND ANNOUNCES 6.5% INCREASE TO COMMON STOCK DIVIDEND
October 19, 2022 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle") today reported results for the third quarter ended September 30, 2022, maintained its full year 2022 outlook and issued its full year 2023 outlook, as reflected in the table below.

	Full Year 2023		Full Year 2022
(dollars in millions, except per share amounts)	Current Outlook Midpoint(a)	Midpoint Growth Rate Compared to Previous Year Outlook	Current Outlook Midpoint(a)	Midpoint Growth Rate Compared to Previous Year Actual

Site rental revenues	$6,511	4%	$6,265	10%
Income (loss) from continuing operations	$1,636	(3)%	$1,694	46%
Income (loss) from continuing operations per share—diluted	$3.76	(4)%	$3.90	46%
Adjusted EBITDA(b)	$4,472	3%	$4,352	14%
AFFO(b)	$3,319	4%	$3,201	6%
AFFO per share(b)	$7.63	4%	$7.36	6%
(a)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
“We delivered strong results in the third quarter and increased our annualized common stock dividend by 6.5% to $6.26 per share,” stated Jay Brown, Crown Castle’s Chief Executive Officer. “Since we established our long-term annual dividend per share growth target of 7% to 8% in 2017 and inclusive of the increase announced today, we have grown dividends per share at a compound annual growth rate of 9%. The dividend increase is supported by the expected growth in cash flows in 2023 and reflects our confidence in the strength of our business model despite the challenging global macroeconomic environment. I believe we remain in the early stages of 5G development in the U.S., providing a long runway of growth in demand for our comprehensive communications infrastructure offering across towers, small cells and fiber. Our customers continue to upgrade their macro tower networks, and we expect another year of strong growth in 2023 with 5% organic revenue growth in our Towers segment. Further, we expect small cell growth to accelerate in 2023 by doubling our small cell deployments to 10,000 nodes, more than half of which will be collocated on existing fiber with returns in line with our expectations for lease-up economics.
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News Release continued:	Page 2
"I believe the positive operating trends across the business position us well to navigate some challenges with higher interest rates and the previously disclosed rationalization of a portion of Sprint's legacy network that will impact our growth in the near-term. Looking out beyond those challenges, I believe our domestic portfolio of 40,000 towers, 115,000 small cells on air or under contract and 85,000 route miles of fiber provides a great opportunity to benefit from the development of next-generation wireless networks in the best market in the world and extends our ability to create value for our shareholders.”
RESULTS FOR THE QUARTER
The table below sets forth select financial results for the quarter ended September 30, 2022 and September 30, 2021.

(dollars in millions, except per share amounts)	Q3 2022	Q3 2021	Change	Change %
Site rental revenues	$1,568	$1,451	$117	8%
Income (loss) from continuing operations	$419	$351	$68	19%
Income (loss) from continuing operations per share—diluted	$0.97	$0.81	$0.16	20%
Adjusted EBITDA(a)	$1,077	$976	$101	10%
AFFO(a)	$804	$767	$37	5%
AFFO per share(a)	$1.85	$1.77	$0.08	5%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
HIGHLIGHTS FROM THE QUARTER
•Site rental revenues. Site rental revenues grew 8%, or $117 million, from third quarter 2021 to third quarter 2022, inclusive of approximately $67 million in Organic Contribution to Site Rental Billings and a $52 million increase in straight-lined revenues. The $67 million in Organic Contribution to Site Rental Billings represents 5.3% growth, comprised of 8.6% growth from core leasing activity and contracted tenant escalations, net of 3.3% from tenant non-renewals.
•Income from continuing operations. Income from continuing operations for the third quarter 2022 was $419 million compared to $351 million for the third quarter 2021.
•Adjusted EBITDA. Third quarter 2022 Adjusted EBITDA was $1.1 billion compared to $976 million for the third quarter 2021, representing 10% growth from the third quarter 2021, primarily as a result of the growth in site rental revenues and higher services contribution.
•AFFO and AFFO per share. Third quarter 2022 AFFO was $804 million, or $1.85 per share, representing growth from the third quarter 2021 of 5% for each.
•Capital expenditures. Capital expenditures during the quarter were $337 million, comprised of $23 million of sustaining capital expenditures and $314 million of discretionary capital expenditures. Discretionary capital expenditures during the quarter primarily included approximately $267 million attributable to Fiber and approximately $42 million attributable to Towers.
•Common stock dividend. During the quarter, Crown Castle paid common stock dividends of approximately $637 million in the aggregate, or $1.47 per common share, an increase of approximately 11% on a per share basis compared to the same period a year ago.
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News Release continued:	Page 3
“We are excited about the activity levels across our business as our customers are deploying 5G at scale, highlighted by the nearly 6.5% organic revenue growth in our Towers segment year to date,” stated Dan Schlanger, Crown Castle’s Chief Financial Officer. “In the near term, the rapidly rising interest rate environment has accelerated an increase in our expected 2023 interest expense, causing some headwinds to our growth in 2023. These headwinds are largely offset by an expected acceleration of future billings resulting from the Sprint network decommissioning work, allowing us to maintain our annual dividend per share growth in line with our long-term 7% to 8% target.
"Longer term, I believe the combination of persistent growth in mobile data demand in the U.S., our long-term customer contracts that include more than $40 billion in remaining contracted tenant receivables, a cost structure that is largely fixed in nature, and our lack of exposure to higher risk international markets provides a solid foundation to support growing cash flows through various economic cycles. In addition, we have an investment grade balance sheet with nearly 85% fixed-rate debt, a weighted average maturity across our debt of approximately nine years, limited debt maturities through 2024 and more than $4.5 billion in available liquidity under our revolving credit facility. As a result, I believe we are well positioned to pursue investment opportunities that are consistent with our strategy and support our ability to deliver attractive risk-adjusted returns through a combination of dividends and growth.”

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.
The following table sets forth Crown Castle's current outlook for full year 2022, which is unchanged from the previous full year 2022 Outlook, and Crown Castle's full year 2023 Outlook.

(in millions, except per share amounts)	Full Year 2022			Full Year 2023
Site rental revenues	$6,242	to	$6,287	$6,488	to	$6,533
Site rental costs of operations(a)	$1,548	to	$1,593	$1,643	to	$1,688
Income (loss) from continuing operations	$1,654	to	$1,734	$1,596	to	$1,676
Adjusted EBITDA(b)	$4,329	to	$4,374	$4,449	to	$4,494
Interest expense and amortization of deferred financing costs(c)	$680	to	$725	$814	to	$859
FFO(b)	$3,343	to	$3,388	$3,350	to	$3,395
AFFO(b)	$3,178	to	$3,223	$3,296	to	$3,341
AFFO per share(b)	$7.31	to	$7.41	$7.58	to	$7.68
(a)Exclusive of depreciation, amortization and accretion.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(c)See reconciliation of "Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
•The table below compares the results for full year 2021, the midpoint of the current full year 2022 Outlook and the midpoint of the current full year 2023 Outlook for select metrics.
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News Release continued:	Page 4

	Full Year 2023	Full Year 2022	Full Year 2021
(dollars in millions, except per share amounts)	Current Outlook Midpoint(a)	Current Outlook Midpoint(a)	Actual
Site rental revenues	$6,511	$6,265	$5,719
Income (loss) from continuing operations	$1,636	$1,694	$1,158(b)
Income (loss) from continuing operations per share—diluted	$3.76	$3.90	$2.67(b)
Adjusted EBITDA(c)	$4,472	$4,352	$3,816
AFFO(c)	$3,319	$3,201	$3,013
AFFO per share(c)	$7.63	$7.36	$6.95
(a)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.
(b)Does not reflect the impact related to the ATO Settlement (as defined in the Form 8-K filed with the Securities and Exchange Commission on April 26, 2021 ("April 2021 8-K")), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
Full Year 2023 Impact from Sprint Cancellations
The full year 2023 Outlook includes certain impacts from the expected small cell and fiber solutions lease cancellations related to the previously disclosed T-Mobile US. Inc. (“T-Mobile”) and Sprint network consolidation (“Sprint Cancellations”). These expected cancellations impact run-rate site rental revenues by $30 million and are offset by cash payments of approximately $165 million to satisfy the remaining rental obligations associated with the Sprint Cancellations. The net $135 million impact of the cancellations and the cash payments is referred to herein as “Impact of Sprint Cancellations.” Additionally, the 2023 Outlook includes approximately $50 million in expected accelerated amortization of prepaid rent from the remaining deferred revenues associated with the Sprint Cancellations.
•The chart below reconciles the expected growth in site rental revenues from 2022 to 2023 of $215 million to $260 million, inclusive of expected Organic Contribution to Site Rental Billings during 2023 of $340 million to $380 million, or approximately 7%. The expected consolidated growth includes approximately 5% from towers, approximately 25% from small cells, and approximately 5% from fiber solutions. Normalized for the expected Impact of Sprint Cancellations, consolidated growth of approximately 4% includes approximately 5% from towers, approximately 8% from small cells and flat fiber solutions revenue.
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•Core leasing activity for full year 2023 is expected to contribute $285 million to $315 million, consisting of $135 million to $145 million from towers (compared to $150 million to $160 million expected in full year 2022), $30 million to $40 million from small cells (compared to $25 million to $35 million expected in full year 2022), and $120 million to $130 million from fiber solutions (compared to $145 million to $155 million expected in full year 2022).
•The expected full year 2023 non-renewal of $190 million to $210 million includes approximately $30 million from Sprint Cancellations.
•The full year 2023 straight-line site rental revenue is expected to be approximately $125 million to $145 million lower than expected full year 2022, reflecting the significant portion of the expected 5% growth from towers that is contracted.
•Prepaid rent amortization is expected to increase by approximately $10 million for full year 2023, with approximately $60 million in expected growth from the Fiber segment (including $50 million associated with the Sprint Cancellations) offset by an expected $50 million reduction in Towers segment.
•The chart below reconciles the components of expected growth in AFFO from 2022 to 2023 of $100 million to $145 million.
•The expected increase in expenses includes approximately $20 million in higher labor-related and other operating expenses associated with the higher inflationary environment.
•The expected growth in full year 2023 AFFO includes the impact of approximately $120 million to $160 million of additional interest expense related to higher expected interest rates.
•In addition, discretionary capital expenditures are expected to be $1.4 billion to $1.5 billion in 2023, which compares to approximately $1.2 billion expected for full year 2022. The increase in discretionary capital expenditures for full year 2023 primarily reflects the expected acceleration in small cell deployments to approximately 10,000 in 2023 compared to approximately 5,000 deployed in 2022. Prepaid rent additions are expected to be approximately $450 million in 2023 compared to approximately $300 million expected in 2022.
Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of our website.
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DIVIDEND INCREASE ANNOUNCEMENT
Crown Castle's Board of Directors has declared a quarterly cash dividend of $1.565 per common share, representing an increase of approximately 6.5% over the previous quarterly dividend of $1.47 per share. The quarterly dividend will be payable on December 30, 2022 to common stockholders of record at the close of business on December 15, 2022. Future dividends are subject to the approval of Crown Castle's Board of Directors.
CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, October 20, 2022, at 10:30 a.m. Eastern time to discuss its third quarter 2022 results. The conference call may be accessed by dialing 866-571-0905 and asking for the Crown Castle call (access code 7701942) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Thursday, October 20, 2022, through 1:30 p.m. Eastern time on Wednesday, January 25, 2023, and may be accessed by dialing 866-583-1035 and using access code 7701942. An audio archive will also be available on Crown Castle's website at investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 85,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.
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Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, and Organic Contribution to Site Rental Billings, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other real estate investment trusts ("REITs").
In addition to the non-GAAP financial measures used herein, we also provide segment site rental gross margin, segment services and other gross margin and segment operating profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
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•Organic Contribution to Site Rental Billings is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Organic Contribution to Site Rental Billings is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as income (loss) from continuing operations plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as income (loss) from continuing operations plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings as the sum of the change in GAAP site rental revenues related to core leasing activity, escalators, and the payments for Sprint Cancellations, less non-renewals of tenant contracts.
Segment Measures
Segment site rental gross margin. We define segment site rental gross margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.
Segment services and other gross margin. We define segment services and other gross margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense recorded in consolidated services and other costs of operations.
Segment operating profit. We define segment operating profit as segment site rental gross margin plus segment services and other gross margin, and segment other operating (income) expense, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP and (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions.
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Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
The tables set forth on the following pages reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures.
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Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:
Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Nine Months Ended			For the Twelve Months Ended
(in millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021		December 31, 2021
Income (loss) from continuing operations	$419	$351	$1,261	$805	(a)	$1,158	(a)
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	3	—	26	9		21
Acquisition and integration costs	—	—	1	1		1
Depreciation, amortization and accretion	430	413	1,276	1,229		1,644
Amortization of prepaid lease purchase price adjustments	4	4	12	14		18
Interest expense and amortization of deferred financing costs(b)	177	163	506	493		657
(Gains) losses on retirement of long-term obligations	2	1	28	145		145
Interest income	(1)	—	(1)	(1)		(1)
Other (income) expense	2	4	5	16		21
(Benefit) provision for income taxes	3	7	14	20		21
Stock-based compensation expense	38	33	121	100		131
Adjusted EBITDA(c)(d)	$1,077	$976	$3,249	$2,831		$3,816
Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2022			Full Year 2023
(in millions)	Outlook(f)			Outlook(f)
Income (loss) from continuing operations	$1,654	to	$1,734	$1,596	to	$1,676
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	$20	to	$30	$26	to	$36
Acquisition and integration costs	$1	to	$9	$0	to	$8
Depreciation, amortization and accretion	$1,650	to	$1,745	$1,712	to	$1,807
Amortization of prepaid lease purchase price adjustments	$16	to	$18	$15	to	$17
Interest expense and amortization of deferred financing costs(e)	$680	to	$725	$814	to	$859
(Gains) losses on retirement of long-term obligations	$25	to	$75	$0	to	$0
Interest income	$(3)	to	$(2)	$(4)	to	$(3)
Other (income) expense	$0	to	$5	$2	to	$7
(Benefit) provision for income taxes	$20	to	$28	$16	to	$24
Stock-based compensation expense	$135	to	$139	$165	to	$169
Adjusted EBITDA(c)(d)	$4,329	to	$4,374	$4,449	to	$4,494
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See reconciliation of "Components of Historical Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definition of Adjusted EBITDA.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)See reconciliation of "Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(f)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.
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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Nine Months Ended			For the Twelve Months Ended
(in millions, except per share amounts)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021		December 31, 2021
Income (loss) from continuing operations	$419	$351	$1,261	$805	(a)	$1,158	(a)
Real estate related depreciation, amortization and accretion	416	400	1,236	1,190		1,593
Asset write-down charges	3	—	26	9		21
FFO(b)(c)	$838	$751	$2,523	$2,004		$2,772
Weighted-average common shares outstanding—diluted	434	434	434	434		434
FFO per share(b)(c)	$1.93	$1.73	$5.81	$4.62		$6.39

FFO (from above)	$838	$751	$2,523	$2,004		$2,772
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(90)	(38)	(325)	(73)		(111)
Straight-lined expenses	18	18	56	58		76
Stock-based compensation expense	38	33	121	100		131
Non-cash portion of tax provision	2	3	4	3		1
Non-real estate related depreciation, amortization and accretion	14	13	40	39		51
Amortization of non-cash interest expense	3	3	10	9		13
Other (income) expense	2	4	5	16		21
(Gains) losses on retirement of long-term obligations	2	1	28	145		145
Acquisition and integration costs	—	—	1	1		1
Sustaining capital expenditures	(23)	(21)	(65)	(56)		(87)
AFFO(b)(c)	$804	$767	$2,398	$2,246		$3,013
Weighted-average common shares outstanding—diluted	434	434	434	434		434
AFFO per share(b)(c)	$1.85	$1.77	$5.52	$5.18		$6.95
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
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News Release continued:	Page 12
Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2022			Full Year 2023
(in millions, except per share amounts)	Outlook(a)			Outlook(a)
Income (loss) from continuing operations	$1,654	to	$1,734	$1,596	to	$1,676
Real estate related depreciation, amortization and accretion	$1,607	to	$1,687	$1,666	to	$1,746
Asset write-down charges	$20	to	$30	$26	to	$36
FFO(b)(c)	$3,343	to	$3,388	$3,350	to	$3,395
Weighted-average common shares outstanding—diluted(d)	435			435
FFO per share(b)(c)(d)	$7.69	to	$7.79	$7.70	to	$7.80

FFO (from above)	$3,343	to	$3,388	$3,350	to	$3,395
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(419)	to	$(399)	$(284)	to	$(264)
Straight-lined expenses	$56	to	$76	$61	to	$81
Stock-based compensation expense	$135	to	$139	$165	to	$169
Non-cash portion of tax provision	$0	to	$15	$0	to	$8
Non-real estate related depreciation, amortization and accretion	$43	to	$58	$47	to	$62
Amortization of non-cash interest expense	$5	to	$15	$7	to	$17
Other (income) expense	$0	to	$5	$2	to	$7
(Gains) losses on retirement of long-term obligations	$25	to	$75	$0	to	$0
Acquisition and integration costs	$1	to	$9	$0	to	$8
Sustaining capital expenditures	$(98)	to	$(78)	$(103)	to	$(83)
AFFO(b)(c)	$3,178	to	$3,223	$3,296	to	$3,341
Weighted-average common shares outstanding—diluted(d)	435			435
AFFO per share(b)(c)(d)	$7.31	to	$7.41	$7.58	to	$7.68
(a)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)The assumption for diluted weighted-average common shares outstanding for full year 2022 and 2023 Outlooks is based on the diluted common shares outstanding as of September 30, 2022.
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News Release continued:	Page 13
Components of Changes in Site Rental Revenues for the Quarters Ended September 30, 2022 and 2021:

	Three Months Ended September 30,
(dollars in millions)	2022	2021
Components of changes in site rental revenues:(a)
Prior year site rental billings(b)	$1,270	$1,204

Core leasing activity(b)	79	86
Escalators	30	23
Non-renewals(b)(c)	(42)	(44)
Organic Contribution to Site Rental Billings(b)	67	65
Impact from straight-lined revenues associated with fixed escalators	90	38
Impact from prepaid rent amortization	140	143
Acquisitions(c)	1	1
Other	—	—
Total GAAP site rental revenues	$1,568	$1,451

Year-over-year changes in revenues:
Reported GAAP site rental revenues	8.1%
Contribution from core leasing activity and escalators(b)(d)	8.6%
Organic Contribution to Site Rental Billings(b)(e)	5.3%
Components of Changes in Site Rental Revenues for Current Full Year 2022 and 2023 Outlooks:

(dollars in millions)	Full Year 2022 Outlook(g)			Full Year 2023 Outlook(g)
Components of changes in site rental revenues:(a)
Prior year site rental billings(b)	$5,048			$5,291(f)

Core leasing activity(b)	$320	to	$350	$285	to	$315
Payments for Sprint Cancellations	—			$160	to	$170
Escalators	$95	to	$105	$90	to	$100
Non-renewals(b)	$(195)	to	$(175)	$(210)	to	$(190)
Organic Contribution to Site Rental Billings(b)	$230	to	$270	$340	to	$380
Impact from straight-lined revenues associated with fixed escalators	$399	to	$419	$264	to	$284
Impact from prepaid rent amortization	$560	to	$570	$570	to	$580
Acquisitions(c)	—			—
Other	—			—
Total GAAP site rental revenues	$6,242	to	$6,287	$6,488	to	$6,533

Year-over-year changes in revenues:
Reported GAAP site rental revenues(f)	9.5%			3.9%
Contribution from core leasing activity and escalators(b)(d)(f)	8.6%			7.5%
Organic Contribution to Site Rental Billings(b)(e)(f)	5.0%			6.8%
(a)Additional information regarding our site rental revenues, including projected revenues from tenant contracts, straight-lined revenues and prepaid rent is available in our quarterly Supplemental Information Package posted in the Investors section of our website.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(d)Calculated as the percentage change from prior year site rental billings compared to the sum of core leasing activity and escalators for the current period.
(e)Calculated as the percentage change from prior year site rental billings compared to Organic Contribution to Site Rental Billings for the current period.
(f)Calculated based on midpoint of respective full year Outlook.
(g)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.
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News Release continued:	Page 14
Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	September 30, 2022	September 30, 2021
Interest expense on debt obligations	$174	$160
Amortization of deferred financing costs and adjustments on long-term debt, net	6	6
Capitalized interest	(3)	(3)
Interest expense and amortization of deferred financing costs	$177	$163
Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

(in millions)	Full Year 2022 Outlook(a)			Full Year 2023 Outlook(a)
Interest expense on debt obligations	$682	to	$702	$804	to	$844
Amortization of deferred financing costs and adjustments on long-term debt, net	$25	to	$30	$20	to	$30
Capitalized interest	$(20)	to	$(15)	$(18)	to	$(8)
Interest expense and amortization of deferred financing costs	$680	to	$725	$814	to	$859
(a)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.

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News Release continued:	Page 15
Debt Balances and Maturity Dates as of September 30, 2022:

(in millions)	Face Value	Final Maturity
Cash, cash equivalents and restricted cash	$347

Senior Secured Notes, Series 2009-1, Class A-2(a)	48	Aug. 2029
Senior Secured Tower Revenue Notes, Series 2015-2(b)	700	May 2045
Senior Secured Tower Revenue Notes, Series 2018-2(b)	750	July 2048
Finance leases and other obligations	239	Various
Total secured debt	$1,737
2016 Revolver(c)	710	July 2027
2016 Term Loan A	1,200	July 2027
Commercial Paper Notes(d)	1,594	Various
3.150% Senior Notes	750	July 2023
3.200% Senior Notes	750	Sept. 2024
1.350% Senior Notes	500	July 2025
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
1.050% Senior Notes	1,000	July 2026
2.900% Senior Notes	750	Mar. 2027
4.000% Senior Notes	500	Mar. 2027
3.650% Senior Notes	1,000	Sept. 2027
3.800% Senior Notes	1,000	Feb. 2028
4.300% Senior Notes	600	Feb. 2029
3.100% Senior Notes	550	Nov. 2029
3.300% Senior Notes	750	July 2030
2.250% Senior Notes	1,100	Jan. 2031
2.100% Senior Notes	1,000	Apr. 2031
2.500% Senior Notes	750	July 2031
2.900% Senior Notes	1,250	Apr. 2041
4.750% Senior Notes	350	May 2047
5.200% Senior Notes	400	Feb. 2049
4.000% Senior Notes	350	Nov. 2049
4.150% Senior Notes	500	July 2050
3.250% Senior Notes	900	Jan. 2051
Total unsecured debt	$19,904
Total net debt	$21,294
(a)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(b)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(c)As of September 30, 2022, the undrawn availability under the $7.0 billion 2016 Revolver was $6.3 billion.
(d)As of September 30, 2022, the Company had $0.4 billion available for issuance under the $2.0 billion unsecured commercial paper program. The maturities of the Commercial Paper Notes, when outstanding, may vary but may not exceed 397 days from the date of issue.
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News Release continued:	Page 16
Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation:

(dollars in millions)	For the Three Months Ended September 30, 2022
Total face value of debt	$21,641
Less: Ending cash, cash equivalents and restricted cash	347
Total Net Debt	$21,294

Adjusted EBITDA for the three months ended September 30, 2022	$1,077
Last quarter annualized Adjusted EBITDA	4,308
Net Debt to Last Quarter Annualized Adjusted EBITDA	4.9	x
Components of Capital Expenditures:(a)

	For the Three Months Ended
(in millions)	September 30, 2022				September 30, 2021
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$12	$—	$—	$12	$11	$—	$—	$11
Communications infrastructure improvements and other capital projects	30	267	5	302	31	217	3	251
Sustaining	3	10	10	23	4	12	5	21
Total	$45	$277	$15	$337	$46	$229	$8	$283

	For the Nine Months Ended
(in millions)	September 30, 2022				September 30, 2021
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$37	$—	$—	$37	$46	$—	$—	$46
Communications infrastructure improvements and other capital projects	92	711	16	819	104	666	20	790
Sustaining	8	35	22	65	10	35	11	56
Total	$137	$746	$38	$921	$160	$701	$31	$892
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further discussion of our components of capital expenditures.
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News Release continued:	Page 17
Cautionary Language Regarding Forward-Looking Statements
This news release contains forward-looking statements and information that are based on our management's current expectations as of the date of this news release. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "see," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," "continue," "target," "focus," and any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include our full year 2022 and 2023 Outlooks and plans, projections, and estimates regarding (1) potential benefits, growth, returns, capabilities, opportunities and shareholder value which may be derived from our business, strategy, risk profile, assets and customer solutions, investments, acquisitions and dividends, (2) our business, strategy, strategic position, business model and capabilities and the strength thereof, (3) 5G deployment in the United States and our customers' strategy and plans with respect thereto and demand for our assets and solutions created by such deployment, (4) our long- and near-term prospects and challenges (including the global macroeconomic environment), and the trends, events and industry activities affecting our business, including the impact on our business therefrom, (5) opportunities we see to deliver value to our shareholders, (6) our dividends (including timing of payment thereof), dividend targets, dividend payout ratio, and our long- and short-term dividend (including on a per share basis) growth rate (including compound annual growth rate), and its driving factors, (7) our debt and debt maturities, (8) cash flows, including growth thereof, (9) leasing environment and the leasing activity, including core leasing activity, we see in our business, and the benefits and opportunities created thereby and the impacts therefrom, (10) tenant non-renewals, including the impact and timing thereof, (11) capital expenditures, including sustaining and discretionary capital expenditures, the timing and funding thereof and any benefits that may result therefrom, (12) revenues and growth thereof (including with respect to our Towers business) and benefits derived therefrom, (13) income (loss) from continuing operations (including on a per share basis), (14) Adjusted EBITDA, including components thereof and growth thereof, (15) costs and expenses, including interest expense (and the increase thereof) and amortization of deferred financing costs, (16) FFO (including on a per share basis) and growth thereof, (17) AFFO (including on a per share basis) and its components and growth thereof and corresponding driving factors, (18) Organic Contribution to Site Rental Billings and its components, including growth thereof and contributions therefrom, (19) our weighted-average common shares outstanding (including on a diluted basis) and growth thereof, (20) site rental revenues and the growth thereof, (21) annual small cell deployment and the impacts therefrom, including its driving factors, (22) prepaid rent, including the additions and the amortization and growth thereof, (23) the strength of the U.S. market for communications infrastructure ownership, (24) the strength of our balance sheet, (25) investment opportunities and the benefits that may be derived therefrom, (26) interest rates, including the increase thereof, and the impacts therefrom, (27) services contribution, (28) the impact of Sprint network decommissioning, including the impact of T-Mobile payments in connection therewith and (29) the utility of certain financial measures, including non-GAAP financial measures. All future dividends are subject to declaration by our board of directors.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and the following:
•Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our tenants may materially and adversely affect our business (including reducing demand for our communications infrastructure or services).
•A substantial portion of our revenues is derived from a small number of tenants, and the loss, consolidation or financial instability of any of such tenants may materially decrease revenues or reduce demand for our communications infrastructure and services.
•The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.
•Our Fiber segment has expanded rapidly, and the Fiber business model contains certain differences from our Towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are lower than anticipated.
•Failure to timely, efficiently and safely execute on our construction projects could adversely affect our business.
•New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.
•If we fail to retain rights to our communications infrastructure, including the rights to land under our towers and the right-of-way and other agreements related to our small cells and fiber, our business may be adversely affected.
•Our services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.
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News Release continued:	Page 18
•Cybersecurity breaches or other information technology disruptions could adversely affect our operations, business and reputation.
•Our business may be adversely impacted by climate-related events, natural disasters, including wildfires, and other unforeseen events.
•The impact of COVID-19 and related risks could materially affect our financial position, results of operations and cash flows.
•As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.
•New wireless technologies may not deploy or be adopted by tenants as rapidly or in the manner projected.
•Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.
•We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.
•Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.
•Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.
•If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.
•Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.
•Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.
•Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.
•REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
As used in this release, the term "including," and any variation thereof, means "including without limitation."

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News Release continued:	Page 19

CROWN CASTLE INC. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$174	$292
Restricted cash	168	169
Receivables, net	535	543
Prepaid expenses	111	105
Other current assets	194	145
Total current assets	1,182	1,254
Deferred site rental receivables	1,880	1,588
Property and equipment, net	15,265	15,269
Operating lease right-of-use assets	6,613	6,682
Goodwill	10,087	10,078
Other intangible assets, net	3,699	4,046
Other assets, net	135	123
Total assets	$38,861	$39,040

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$229	$246
Accrued interest	119	182
Deferred revenues	686	776
Other accrued liabilities	387	401
Current maturities of debt and other obligations	819	72
Current portion of operating lease liabilities	344	349
Total current liabilities	2,584	2,026
Debt and other long-term obligations	20,664	20,557
Operating lease liabilities	5,941	6,031
Other long-term liabilities	1,993	2,168
Total liabilities	31,182	30,782
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value; 1,200 shares authorized; shares issued and outstanding: September 30, 2022—433 and December 31, 2021—432	4	4
Additional paid-in capital	18,087	18,011
Accumulated other comprehensive income (loss)	(7)	(4)
Dividends/distributions in excess of earnings	(10,405)	(9,753)
Total equity	7,679	8,258
Total liabilities and equity	$38,861	$39,040
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News Release continued:	Page 20

CROWN CASTLE INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenues:
Site rental	$1,568	$1,451	$4,711	$4,245
Services and other	178	167	511	441
Net revenues	1,746	1,618	5,222	4,686
Operating expenses:
Costs of operations:(a)
Site rental	405	397	1,204	1,168
Services and other	119	115	344	301
Selling, general and administrative	187	167	558	500
Asset write-down charges	3	—	26	9
Acquisition and integration costs	—	—	1	1
Depreciation, amortization and accretion	430	413	1,276	1,229
Total operating expenses	1,144	1,092	3,409	3,208
Operating income (loss)	602	526	1,813	1,478
Interest expense and amortization of deferred financing costs	(177)	(163)	(506)	(493)
Gains (losses) on retirement of long-term obligations	(2)	(1)	(28)	(145)
Interest income	1	—	1	1
Other income (expense)	(2)	(4)	(5)	(16)
Income (loss) before income taxes	422	358	1,275	825
Benefit (provision) for income taxes	(3)	(7)	(14)	(20)
Income (loss) from continuing operations	419	351	1,261	805
Discontinued operations:
Net gain (loss) from disposal of discontinued operations, net of tax	—	—	—	(62)
Income (loss) from discontinued operations, net of tax	—	—	—	(62)
Net income (loss)	$419	$351	$1,261	$743

Net income (loss), per common share:
Income (loss) from continuing operations, basic	$0.97	$0.81	$2.91	$1.86
Income (loss) from discontinued operations, basic	—	—	—	(0.14)
Net income (loss), basic	$0.97	$0.81	$2.91	$1.72
Income (loss) from continuing operations, diluted	$0.97	$0.81	$2.91	$1.85
Income (loss) from discontinued operations, diluted	—	—	—	(0.14)
Net income (loss), diluted	$0.97	$0.81	$2.91	$1.71

Weighted-average common shares outstanding:
Basic	433	432	433	432
Diluted	434	434	434	434
(a)Exclusive of depreciation, amortization and accretion shown separately.
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News Release continued:	Page 21

CROWN CASTLE INC. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (In millions of dollars)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Income (loss) from continuing operations	$1,261	$805
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,276	1,229
(Gains) losses on retirement of long-term obligations	28	145
Amortization of deferred financing costs and other non-cash interest, net	10	9
Stock-based compensation expense	120	100
Asset write-down charges	26	9
Deferred income tax (benefit) provision	2	4
Other non-cash adjustments, net	6	18
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(329)	(100)
Decrease (increase) in assets	(362)	(164)
Net cash provided by (used for) operating activities	2,038	2,055
Cash flows from investing activities:
Capital expenditures	(921)	(892)
Payments for acquisitions, net of cash acquired	(15)	(27)
Other investing activities, net	(10)	8
Net cash provided by (used for) investing activities	(946)	(911)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	748	3,985
Principal payments on debt and other long-term obligations	(55)	(1,057)
Purchases and redemptions of long-term debt	(1,274)	(2,089)
Borrowings under revolving credit facility	2,625	580
Payments under revolving credit facility	(2,580)	(870)
Net borrowings (repayments) under commercial paper program	1,329	380
Payments for financing costs	(14)	(43)
Purchases of common stock	(64)	(69)
Dividends/distributions paid on common stock	(1,924)	(1,738)
Net cash provided by (used for) financing activities	(1,209)	(921)
Net increase (decrease) in cash, cash equivalents, and restricted cash - continuing operations	(117)	223
Discontinued operations:
Net cash provided by (used for) operating activities	—	(62)
Net increase (decrease) in cash, cash equivalents and restricted cash - discontinued operations	—	(62)
Effect of exchange rate changes on cash	(2)	—
Cash, cash equivalents, and restricted cash at beginning of period	466	381
Cash, cash equivalents, and restricted cash at end of period	$347	$542
Supplemental disclosure of cash flow information:
Interest paid	559	542
Income taxes paid	10	17
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News Release continued:	Page 22

CROWN CASTLE INC. SEGMENT OPERATING RESULTS (UNAUDITED) (In millions of dollars)

SEGMENT OPERATING RESULTS
	Three Months Ended September 30, 2022				Three Months Ended September 30, 2021
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$1,084	$484		$1,568	$972	$479		$1,451
Segment services and other revenues	175	3		178	162	5		167
Segment revenues	1,259	487		1,746	1,134	484		1,618
Segment site rental costs of operations	230	166		396	227	163		390
Segment services and other costs of operations	114	3		117	108	4		112
Segment costs of operations(a)(b)	344	169		513	335	167		502
Segment site rental gross margin(c)	854	318		1,172	745	316		1,061
Segment services and other gross margin(c)	61	—		61	54	1		55
Segment selling, general and administrative expenses(b)	28	47		75	27	44		71
Segment operating profit(c)	887	271		1,158	772	273		1,045
Other selling, general and administrative expenses(b)			$81	81			$69	69
Stock-based compensation expense			38	38			33	33
Depreciation, amortization and accretion			430	430			413	413
Interest expense and amortization of deferred financing costs			177	177			163	163
Other (income) expenses to reconcile to income (loss) before income taxes(d)			10	10			9	9
Income (loss) before income taxes				$422				$358

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Three Months Ended September 30,
	2022			2021
	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$330	$154	$484	$327	$152	$479
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $7 million and $6 million for the three months ended September 30, 2022 and 2021, respectively, (2) prepaid lease purchase price adjustments of $4 million for each of the three months ended September 30, 2022 and 2021. Selling, general and administrative expenses exclude stock-based compensation expense of $31 million and $27 million for the three months ended September 30, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.
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News Release continued:	Page 23

SEGMENT OPERATING RESULTS
	Nine Months Ended September 30, 2022				Nine Months Ended September 30, 2021
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$3,237	$1,474		$4,711	$2,819	$1,426		$4,245
Segment services and other revenues	502	9		511	427	14		441
Segment revenues	3,739	1,483		5,222	3,246	1,440		4,686
Segment site rental costs of operations	689	490		1,179	659	485		1,144
Segment services and other costs of operations	329	7		336	285	10		295
Segment costs of operations(a)(b)	1,018	497		1,515	944	495		1,439
Segment site rental gross margin(c)	2,548	984		3,532	2,160	941		3,101
Segment services and other gross margin(c)	173	2		175	142	4		146
Segment selling, general and administrative expenses(b)	84	140		224	78	133		211
Segment operating profit(c)	2,637	846		3,483	2,224	812		3,036
Other selling, general and administrative expenses(b)			$234	234			$205	205
Stock-based compensation expense			121	121			100	100
Depreciation, amortization and accretion			1,276	1,276			1,229	1,229
Interest expense and amortization of deferred financing costs			506	506			493	493
Other (income) expenses to reconcile to income (loss) before income taxes(d)			71	71			184	184
Income (loss) before income taxes				$1,275				$825

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Nine Months Ended September 30,
	2022			2021
	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$1,009	$465	$1,474	$987	$439	$1,426
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $21 million and $16 million for the nine months ended September 30, 2022 and 2021, respectively, and (2) prepaid lease purchase price adjustments of $12 million and $14 million for the nine months ended September 30, 2022 and 2021, respectively. Selling, general and administrative expenses exclude stock-based compensation expense of $100 million and $84 million for the nine months ended September 30, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.
    The pathway to possible.
     CrownCastle.com